-207-                         ORGANIZED UNDER THE LAWS OF               SHARES
                                 THE STATE OF FLORIDA                  -100,000-

                            ULTRASTRIP SYSTEMS INC.

THIS CERTIFIES THAT __________________________________________ is hereby issued
________________ fully paid and non-assessable Shares of the Capital Stock of the above named Corporation transferrable only on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.

     IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this ______________ day of ______________ A.D., 19____

_____________________________________         _______________________________
            SECRETARY                                     PRESIDENT

                              See legend on reverse

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     For Value Received, __________ hereby sell, assign and transfer unto
___________ ________________________________ Shares represented by the within
Certificate, and do hereby irrevocably constitute and appoint ____________________________ Attorney to transfer the said Shares on the books of the within named Corporation with full power of substitution in the premises.

In presence of  _______________________________

                _______________________________

NOTICE: THE SIGNATURE OF THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

     The securities represented by this certificate have been acquired for investment and have not been registered under the Securities Act of 1933 or applicable state laws. Such securities may not be sold, transferred, pledged or hypothecated unless the registration provisions of said Act and laws have been complied with or unless the Corporation has received an opinion of its counsel that such registration is not required.